CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the use of our report dated February 26, 1999, except for the last two paragraphs of Note 9 as to which the date is March 31, 1999, on the financial statements of Cornerstone Funds, Inc. - Cornerstone New York Muni Fund (formerly Fundamental Funds, Inc. -New York Muni Fund), incorporated by reference therein in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A, File No. 2-82710, as filed with the Securities and Exchange Commission.

        We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights".




                                               /s/ McGladrey & Pullen, LLP




New York, New York
April 29, 1999